EXHIBIT 99.1



           US AIRWAYS, UAL CORP. EXTEND REGULATORY REVIEW PERIOD


        US AIRWAYS, UAL CORP. EXTEND REGULATORY REVIEW PERIOD ARLINGTON, Va., Dec. 22, 2000 - US Airways Group, Inc. [NYSE:U] and UAL Corporation [NYSE:UAL] today announced that, in connection with the proposed acquisition of US Airways by UAL, they have agreed with the United States Department of Justice to extend the period for regulatory review to April 2, 2001. The parties stated that the extended period will allow for continued discussion with the Department of Justice during its review of the proposed transaction. The parties also announced that, in connection with the extension of the period for regulatory review, they extended their merger agreement in accordance with its terms.